UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”), our assets and portfolio.

Most Recent Transaction Price and Net Asset Value Per Share

February 1, 2025 Transaction Price

The transaction price for each of our share classes is equal to such share class’s NAV per share as of December 31, 2024. A calculation of the NAV per share is set forth below.

December 31, 2024 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at areswmsresources.com/investment-solutions/AREIT and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of December 31, 2024 and November 30, 2024:

	As of
(in thousands)	December 31, 2024	November 30, 2024
Investments in residential properties	$2,331,100	$2,096,250
Investments in industrial properties	2,102,900	1,854,350
Investments in retail properties	694,900	694,950
Investments in office properties	464,850	466,200
Investments in other properties (1)	164,300	159,500
Total investment in real estate properties	5,758,050	5,271,250
Investments in real estate debt and securities	549,471	352,203
Investments in unconsolidated joint venture partnerships	235,413	273,990
DST Program Loans	120,651	111,136
Total investments	6,663,585	6,008,579
Cash and cash equivalents	19,554	16,651
Restricted cash	7,865	7,839
Other assets	71,071	74,535
Line of credit, term loans and mortgage notes	(2,723,502)	(2,207,480)
Financing obligations associated with our DST Program	(1,335,598)	(1,221,835)
Other liabilities	(105,577)	(96,714)
Accrued performance participation allocation	—	—
Accrued advisory fees	(3,646)	(3,539)
Noncontrolling interests in consolidated joint venture partnerships	(15,832)	(7,149)
Aggregate Fund NAV	$2,577,920	$2,570,887
Total Fund Interests outstanding	339,795	340,985
(1)	Includes self-storage properties.

The following table sets forth the NAV per Fund Interest as of December 31, 2024 and November 30, 2024:

(in thousands, except		Class T-R	Class S-R	Class D-R	Class I-R	Class E	Class S-PR	Class D-PR	Class I-PR
per Fund Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of December 31, 2024
Monthly NAV	$2,577,920	$204,633	$332,001	$46,352	$447,601	$327,668	$5,005	$100	$4,604	$1,209,956
Fund Interests outstanding	339,795	26,972	43,761	6,110	58,998	43,190	660	13	607	159,484
NAV Per Fund Interest	$7.5867	$7.5867	$7.5867	$7.5867	$7.5867	$7.5867	$7.5867	$7.5867	$7.5867	$7.5867
As of November 30, 2024
Monthly NAV	$2,570,887	$205,656	$333,096	$46,586	$447,713	$328,455	$2,432	$—	$3,857	$1,203,092
Fund Interests outstanding	340,985	27,277	44,179	6,179	59,382	43,564	323	—	511	159,570
NAV Per Fund Interest	$7.5396	$7.5396	$7.5396	$7.5396	$7.5396	$7.5396	$7.5396	$—	$7.5396	$7.5396

NAV per Fund Interest is not presented for Class D-PR shares as of November 30, 2024 because we had no Class D-PR shares outstanding as of such date.

Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of December 31, 2024, we estimated approximately $69.9 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of December 31, 2024, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type.

	Residential	Industrial	Retail	Office	Other	Weighted-Average Basis
Exit capitalization rate	5.3%	5.8%	6.4%	7.2%	5.6%	5.8%
Discount rate / internal rate of return	7.0%	7.3%	7.3%	8.7%	7.7%	7.3%
Average holding period (years)	10.0	10.0	10.0	10.0	10.0	10.0

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

Input	Hypothetical Change	Residential	Industrial	Retail	Office	Other	Weighted-Average Values
Exit capitalization rate (weighted-average)	0.25% decrease	3.1%	3.0%	2.4%	2.5%	2.9%	2.9%
	0.25% increase	(2.9)%	(2.8)%	(2.2)%	(2.3)%	(2.6)%	(2.7)%
Discount rate (weighted-average)	0.25% decrease	2.0%	2.0%	1.9%	2.0%	1.9%	2.0%
	0.25% increase	(1.9)%	(2.0)%	(1.8)%	(2.0)%	(1.9)%	(1.9)%

Distributions

We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.03333 per share for the month of December 2024. These distributions were paid to all stockholders of record as of the close of business on December 31, 2024, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.

Update on Our Assets and Activities

As of December 31, 2024, our consolidated investments include 124 real estate properties totaling approximately 24.6 million square feet located in 37 markets throughout the U.S., which were 94.8% leased.

In December 2024, we originated one debt-related investment comprised of a senior loan with a commitment of up to $196.0 million.

As of December 31, 2024, our leverage ratio was 41.2% (calculated as outstanding principal balance of our borrowings less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships, investments in real estate-related securities and debt-related investments not associated with the DST Program, as determined in accordance with our valuation procedures) and the weighted-average interest rate of our consolidated borrowings was 5.01%.

For the quarter ended December 31, 2024, we raised gross proceeds of approximately $244.3 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $16.8 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for October, November and December, which were redeemed in full on November 1, 2024, December 1, 2024 and January 1, 2025, respectively, was $42.7 million.

Update on Real Properties

As of December 31, 2024, our consolidated investments include 124 real estate properties totaling approximately 24.6 million square feet located in 37 markets throughout the U.S., which were 94.8% leased. Rent growth on comparable commercial leases executed during the trailing 12 months ended December 31, 2024 averaged 32.6% when calculated using cash basis rental rates and 45.1% when calculated using GAAP basis rental rates. For our industrial properties, rent growth on comparable leases executed during the trailing 12 months ended December 31, 2024 averaged 50.2% when calculated using cash basis rental rates and 58.0% when calculated using GAAP basis rental rates. Rent growth on new and renewal residential leases executed during the trailing 12 months ended December 31, 2024 averaged 0.3%. As of December 31, 2024, rents across our residential properties and industrial properties, our two largest categories, were estimated to be 4.5% and 22.9% below market (on a weighted-average basis).

As used herein, the term “commercial” refers to our industrial, retail and office properties or customers, as applicable.

Acquisitions. During the three months ended December 31, 2024, we acquired 14 industrial properties and three residential properties for an aggregate contractual purchase price of $542.3 million.

Dispositions. During the three months ended December 31, 2024, we sold one industrial property, one parcel of land and a portion of one retail property for an aggregate gross sales price of $27.8 million. Our accounting basis (net of accumulated depreciation and amortization) for these properties as of the disposition dates was approximately $14.9 million.

Portfolio Overview. We currently group our real property portfolio into five categories: residential, industrial, retail, office and other. The following table summarizes our real property portfolio by category as of December 31, 2024:

					Average
				% of Total	Effective Annual			% of
($ and square feet in thousands,	Number of	Number of	Rentable	Rentable	Base Rent per	%	Aggregate	Aggregate
except for per square foot data)	Markets (1)	Real Properties	Square Feet	Square Feet	Square Foot (2)	Leased	Fair Value	Fair Value
Residential properties	11	22	6,070	24.7%	$28.84	92.3%	$2,331,100	40.5%
Industrial properties	31	69	14,219	57.7	6.99	97.7	2,102,900	36.5
Retail properties	8	18	2,292	9.3	20.15	96.7	694,900	12.1
Office properties	6	7	1,381	5.6	37.93	79.2	464,850	8.1
Other properties	4	8	669	2.7	19.85	82.6	164,300	2.8
Total real property portfolio	37	124	24,631	100.0%	$15.23	94.8%	$5,758,050	100.0%
(1)	Reflects the number of unique markets by category and in total. As such, the total number of markets does not equal the sum of the number of markets by category as certain categories are located in the same market.
(2)	Amount calculated as total annualized base rent, which includes the impact of any contractual tenant concessions (cash basis) per the terms of the lease, divided by total lease square footage as of December 31, 2024.

Market Diversification. The following table summarizes certain operating metrics of our real property portfolio by market and by category as of December 31, 2024:

($ and square feet in thousands)	Number of Properties	Investment in Real Estate Properties	% of Gross Investment Amount	Rentable Square Feet	% of Total Rentable Square Feet	% Leased (1)
Residential properties:
Atlanta, GA	2	$178,668	3.2%	567	2.3%	90.5%
Central Florida	3	436,989	7.8	958	3.9	91.4
Charlotte, NC	2	168,466	3.0	487	2.0	88.6
Dallas, TX	4	360,795	6.5	1,124	4.6	93.6
D.C. / Baltimore	1	96,673	1.7	288	1.2	95.0
Denver, CO	1	80,971	1.5	201	0.8	94.6
Pennsylvania	1	93,277	1.7	235	1.0	93.7
San Antonio, TX	2	151,589	2.7	592	2.4	90.3
Seattle, WA	1	123,378	2.2	208	0.8	90.4
South Florida	4	464,938	8.4	1,202	4.9	93.3
Tucson, AZ	1	125,695	2.3	208	0.8	98.7
Total residential properties (6,734 units)	22	2,281,439	41.0	6,070	24.7	92.3
Industrial properties:
Atlanta, GA	1	66,470	1.2	798	3.2	100.0
Bay Area, CA	3	168,269	3.0	614	2.5	92.0
Central Florida	6	243,386	4.4	1,413	5.7	92.9
Charlotte, NC	1	22,625	0.4	208	0.8	100.0
Chicago, IL	1	9,480	0.2	110	0.4	100.0
Cincinnati, OH	2	34,039	0.6	395	1.6	100.0
Cleveland, OH	1	7,569	0.1	98	0.4	100.0
Columbus, OH	4	95,291	1.7	1,006	4.1	100.0
Dallas, TX	1	19,764	0.4	230	0.9	100.0
D.C. / Baltimore	2	17,250	0.3	75	0.3	100.0
Denver, CO	2	59,130	1.1	365	1.5	100.0
Grand Rapids, MI	1	7,009	0.1	189	0.8	100.0
Greater Boston	1	56,844	1.0	234	1.0	100.0
Houston, TX	5	138,610	2.5	1,210	4.9	93.5
Indianapolis, IN	7	135,257	2.4	1,591	6.5	100.0
Las Vegas, NV	2	33,790	0.6	276	1.1	100.0
Louisville, KY	1	19,393	0.4	235	1.0	100.0
Metro New York	2	29,798	0.5	172	0.7	100.0
Minneapolis / St. Paul, MN	1	6,193	0.1	108	0.4	100.0
New Jersey	4	68,459	1.2	571	2.3	100.0
Oklahoma City, OK	1	6,862	0.1	81	0.3	100.0
Pennsylvania	3	94,970	1.7	564	2.3	81.9
Phoenix, AZ	3	65,846	1.2	337	1.4	100.0
Portland, OR	1	15,723	0.3	123	0.5	100.0
Reno, NV	1	68,883	1.3	723	2.9	100.0
Richmond, VA	3	74,110	1.3	618	2.5	100.0
Salt Lake City, UT	2	144,067	2.6	916	3.7	100.0
San Antonio, TX	3	50,141	0.9	538	2.2	100.0
San Diego, CA	1	26,452	0.5	136	0.6	100.0
South Florida	1	14,197	0.3	76	0.3	100.0
Southern California	2	68,577	1.2	209	0.9	100.0
Total industrial properties	69	1,868,454	33.6	14,219	57.7	97.7
Retail properties:
Atlanta, GA	1	58,304	1.0	328	1.4	99.4
Birmingham, AL	1	45,450	0.8	193	0.8	94.9
D.C. / Baltimore	1	40,926	0.7	131	0.5	100.0
Greater Boston	10	266,945	4.8	982	4.0	96.0
New Jersey	1	67,069	1.2	226	0.9	95.5
Raleigh, NC	1	45,267	0.8	125	0.5	96.1
South Florida	2	114,956	2.1	206	0.8	96.9
Tulsa, OK	1	36,110	0.7	101	0.4	97.7
Total retail properties	18	675,027	12.1	2,292	9.3	96.7

($ and square feet in thousands)	Number of Properties	Investment in Real Estate Properties	% of Gross Investment Amount	Rentable Square Feet	% of Total Rentable Square Feet	% Leased (1)
Office properties:
Austin, TX	1	84,789	1.5	272	1.1	78.2
Dallas, TX	1	52,723	0.9	161	0.7	93.0
D.C. / Baltimore	1	92,300	1.7	128	0.5	72.8
Metro New York	1	269,524	4.8	597	2.4	75.8
Minneapolis / St. Paul, MN	1	38,202	0.7	100	0.4	62.6
New Jersey	2	47,404	0.9	123	0.5	100.0
Total office properties	7	584,942	10.5	1,381	5.6	79.2
Other properties:
Central Florida	2	22,547	0.4	127	0.5	84.0
New Jersey	1	23,941	0.4	90	0.3	76.6
Pennsylvania	3	63,067	1.2	291	1.2	83.8
South Florida	2	44,030	0.8	161	0.7	82.7
Total other properties	8	153,585	2.8	669	2.7	82.6
Total real property portfolio	124	$5,563,447	100.0%	24,631	100.0%	94.8%
(1)	Percentage leased is based on executed leases as of December 31, 2024.

The following table sets forth the top 10 geographic allocations of our real property portfolio based on fair value as of December 31, 2024:

($ in thousands)	Number of Properties	Fair Value of Real Properties	% of Fair Value
South Florida	9	$668,550	11.6%
Central Florida	11	663,550	11.5
Dallas, TX	6	433,500	7.5
Atlanta, GA	4	354,950	6.2
Greater Boston	11	324,950	5.7
Pennsylvania	7	268,250	4.7
D.C. / Baltimore	5	255,350	4.4
New Jersey	8	238,000	4.1
Metro New York	3	234,250	4.1
San Antonio, TX	5	202,450	3.5
Other	55	2,114,250	36.7
Total real properties	124	$5,758,050	100.0%

Lease Terms. Commercial lease terms typically range from one to 10 years, and often include renewal options. Substantially all of our commercial properties are subject to leases on a “triple net basis” in which customers pay their proportionate share of real estate taxes, insurance, common area maintenance, and certain other operating costs. Most of our commercial leases include fixed rental increases or Consumer Price Index-based rental increases and are not based on the income or profits of any person. The majority of our residential leases expire within 12 months.

Lease Expirations. As of December 31, 2024, the weighted-average remaining term of our total leased commercial portfolio was approximately 4.4 years based on annualized base rent and 3.9 years based on leased square footage, excluding renewal options. The following table summarizes the lease expirations at our commercial properties for leases in place as of December 31, 2024, without giving effect to the exercise of renewal options or termination rights, if any. The table excludes our residential and self-storage properties as substantially all leases at such properties expire within 12 months.

($ and square feet in thousands)	Number of Commercial Leases	Annualized Base Rent (1)	% of Total Annualized Base Rent (1)	Leased Square Feet	% of Total Leased Square Feet
2025 (2)	52	$17,477	9.5%	1,494	8.7%
2026	76	21,719	11.8	2,488	14.4
2027	72	25,690	14.0	2,839	16.5
2028	87	28,396	15.4	2,898	16.8
2029	75	29,684	16.2	3,321	19.3
2030	42	15,317	8.3	903	5.2
2031	29	9,220	5.0	1,097	6.4
2032	27	13,554	7.4	1,035	6.0
2033	26	7,661	4.2	406	2.4
2034	23	5,956	3.2	353	2.1
Thereafter	26	9,230	5.0	385	2.2
Total leased	535	$183,904	100.0%	17,219	100.0%
(1)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of December 31, 2024, multiplied by 12.
(2)	Includes three leases totaling approximately 11,000 square feet that expired on December 31, 2024.

Customer Diversification. We believe that the customer base that occupies our real property portfolio is generally stable and well-diversified. As of December 31, 2024, there were no customers that represented more than 10.0% of total annualized base rent or more than 10.0% of total leased square feet. The following table reflects our 10 largest customers, based on annualized base rent, as of December 31, 2024:

($ and square feet in thousands)	Number of Locations (1)	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Leased Square Feet	% of Total Leased Square Feet
S.P. Richards Company	10	$9,481	2.7%	1,331	5.7%
Stop & Shop	7	8,034	2.2	449	1.9
Amazon.com / Whole Foods	5	5,500	1.5	604	2.6
Mizuho Bank Ltd.	1	4,570	1.3	107	0.5
FedEx	2	4,493	1.3	999	4.3
Harvest Right	1	2,952	0.8	340	1.5
Apple, Inc.	1	2,757	0.8	94	0.4
Best Buy Stores	2	2,422	0.7	153	0.6
Mattress Firm, Inc.	6	2,349	0.7	190	0.8
Financial Industry Regulatory Authority, Inc.	1	2,200	0.6	49	0.2
Total	36	$44,758	12.6%	4,316	18.5%
(1)	Reflects the number of properties for which the customer has at least one lease in-place.
(2)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of December 31, 2024, multiplied by 12.

The majority of our customers do not have a public corporate credit rating. We evaluate creditworthiness and financial strength of prospective commercial customers based on financial, operating and business plan information that such prospective customers provide to us, as well as other market, industry and economic information that is generally publicly available. As a result of this assessment, we may require that the customers enhance their credit by providing us with security deposits, letters of credit from established financial institutions, or personal or corporate guarantees. Customer creditworthiness often influences the amount of upfront tenant improvements, lease incentives, concessions or other leasing costs. We evaluate creditworthiness of our residential customers based on standard market practice, which includes credit checks.

Industry Diversification. We intend to maintain a well-diversified mix of customers to limit our exposure to any single customer or industry. Our diversified investment strategy inherently provides for customer diversity, and we continue to monitor our exposure relative to our larger customer industry sectors. The following table reflects the 10 largest industry concentrations within our portfolio, based on annualized base rent, as of December 31, 2024 and assumes that our residential and self-storage investments are not concentrated within any specific industry:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)	% of Total Annualized Base Rent	Leased Square Feet	% of Total Leased Square Feet
Storage / Warehousing	25	$20,148	5.7%	2,956	12.7%
Professional Services	52	16,029	4.5	669	2.9
Financial	26	14,731	4.1	338	1.4
Supermarket	17	14,245	4.0	843	3.6
Food & Beverage	83	12,809	3.6	784	3.3
Transportation / Logistics	13	7,652	2.2	1,243	5.3
Healthcare Services	40	7,627	2.1	255	1.1
Apparel / Clothing	18	6,657	1.9	786	3.4
Manufacturing	13	6,280	1.8	1,036	4.4
Post & Courier Services	8	6,151	1.7	1,167	5.0
Total	295	$112,329	31.6%	10,077	43.1%
(1)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of December 31, 2024, multiplied by 12.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, changes in interest rates, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
January 16, 2025
	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer